                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form SB-2 filed pursuant to rule 462(b) of the Securities Act of 1933 of our report dated May 17, 1996 relating to the financial statements of Paramount Communication Systems, Inc., for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  Price Waterhouse LLP
PRICE WATERHOUSE LLP

Cleveland, Ohio
December 13, 1996